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                                                                    EXHIBIT 99.1

                                                                  NEWS RELEASE


Contact:  Paul S. Feeley                              For Release:  Immediately
          SENIOR VICE PRESIDENT, TREASURER &
            CHIEF FINANCIAL OFFICER
          (617) 628-4000


                         CENTRAL BANCORP, INC. DECLARES
                       ITS REGULAR QUARTERLY CASH DIVIDEND

      SOMERVILLE, MASSACHUSETTS, April 20, 2006 - Central Bancorp, Inc. (NASDAQ:CEBK) announced today that its Board of Directors declared its regular quarterly cash dividend of eighteen ($0.18) cents per share, payable on May 19, 2006, to stockholders of record as of May 5, 2006.

      The dividend represents the Company's 39th consecutive distribution since implementing its cash dividend policy in October 1996.

      Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full service banking offices, a limited service high school branch in suburban Boston and a stand alone 24-hour automated teller machine in Somerville.





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